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Exhibit 99.1

Alaska Communications Systems    •    600 Telephone Avenue    •    Anchorage, AK 99503

Alaska Communications Systems:	ACS Investors:
Mary Ann Pease	Kirsten Chapman/David Barnard, CFA
VP Corporate Communications	Lippert/Heilshorn & Associates
(907) 297-3000	(415) 433-3777
mpease@acsalaska.com	david@lhai-sf.com

Alaska Communications Systems Announces Expected Fourth Quarter 2004 Revenues and Confirms EBITDA Guidance

        ANCHORAGE, Alaska, January 19, 2005 (BUSINESS WIRE)—Alaska Communications Systems Group, Inc. ("ACS") (NASDAQ: ALSK) today announced revenues for the quarter ended December 31, 2004 are expected to be between $74.5 million and $75.0 million. The company's revenues for the quarter ended December 31, 2004 do not include revenues associated with a significant customer premise equipment contract, which the company had initially expected to recognize during the quarter. The company now expects that it will recognize $1.6 million of revenue associated with this contract during the quarter ending March 31, 2005. Revenues for the quarter ended December 31, 2004 had previously been expected to be in the range of $76 million to $78 million.

        In addition, ACS confirmed that it expects to be within its previously announced quarterly guidance for EBITDA of $26 million to $27 million, exclusive of charges incurred in connection with the withdrawal of its Income Deposit Securities (IDS) registration statement.

        "While a slight delay related to one equipment contract pushed some revenue into the first quarter 2005, our ongoing expense management enabled us to achieve our previously stated EBITDA guidance," stated Liane Pelletier, ACS president and chief executive officer. "The issues concerning this one contract are being resolved, and we look forward to 2005 and beyond as we continue to leverage our position as the only state-wide integrated service provider in Alaska that owns local and long distance, Internet and wireless facilities. As a matter of fact, in December our wireless group achieved a significant milestone by exceeding 100,000 wireless subscribers."

        In addition, during the quarter-ended December 31, 2004, the company:

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  Repurchased on the open market 9 7/8% senior notes and 9 3/8% senior subordinated notes with a face value of $4.4 million and $2.5 million, respectively. The outstanding aggregate principal amount of senior notes and senior subordinated notes at December 31, 2004 was $177.7 million and $147.5 million, respectively.

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  Received proceeds of approximately $7.8 million from the issuance of shares of common stock upon the exercise of previously outstanding options.

        Including the effect of the foregoing transactions, the company's cash balance as of December 31, 2004 is expected to be approximately $90.5 million, including approximately $4.7 million of restricted cash.

        The company's fiscal year ended December 31, 2004. The company's final results are not yet available, and the information in the press release is preliminary and subject in all respects to completion of various internal analyses and procedures necessary to finalize the company's financial statements and to the completion of the audit for the fiscal year ended December 31, 2004.

        ACS expects to release final results for the fiscal year-ended December 31, 2004 in late February 2005.

About Alaska Communications Systems

        ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska.

Safe Harbor Statement

        Statements about future results and other expectations constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. A number of factors in addition to those discussed herein could cause actual results to differ materially from expectations. The company's financial planning is affected by business and economic conditions and changes in customer order patterns. Any projections are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of ACS. Important assumptions and other important factors, including risk factors, which could cause actual results to differ materially from those in the forward-looking statements, are specified in the company's Form 10-K for the year ended December 31, 2003 and other filings with the SEC. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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Alaska Communications Systems Announces Expected Fourth Quarter 2004 Revenues and Confirms EBITDA Guidance